Exhibit 99.1

GENIUS PRODUCTS, INC. ANNOUNCES DATE OF SECOND QUARTER EARNINGS CONFERENCE CALL

SANTA MONICA, Calif. – August 6, 2008 -- Genius Products, Inc. announced today that it will host a conference call to discuss its results for the second quarter ended June 30, 2008, at 4:30 p.m. Eastern Time on Monday, August 11, 2008. The Company will issue a detailed earnings announcement prior to the conference call.

The 4:30 p.m. Eastern (1:30 p.m. Pacific) conference call on Monday, August 11th, 2008 will be hosted by Stephen K. Bannon, Chairman, Trevor Drinkwater, CEO, Ed Byrnes, Chief Financial Officer and Matthew Smith, President.  Investors are invited to listen to Genius Products' conference call by dialing 888-680-0892 and using the passcode 88621218.  International callers can dial 617-213-4858 and enter the same passcode.  There will also be a simultaneous webcast available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.  A replay of the call will be available until August 25th and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the passcode 11923060.  A replay webcast will also be available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.

About Genius Products

Genius Products, Inc. (OTCBB:GNPI), along with The Weinstein Company Holdings LLC, owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme™, Discovery Kids, Dragon Dynasty™, Dimension Films™, Entertainment Rights group companies (Entertainment Rights, Classic Media and Big Idea), ESPN®, IFC®, RHI Entertainment™, Sesame Workshop®, TLC, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Contacts

GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100